Exhibit 99.2

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Condensed Combined

Financial Statements

December 31, 2006

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Condensed Combined

Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by Hungarian Telephone and Cable Corp. (“HTCC” or the “Company”) of Matel Holdings N.V. and its subsidiaries (“Matel Holdings”) on April 27, 2007 (the “Acquisition”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements were prepared as if the Acquisition had been completed as of January 1, 2006 with respect to the pro-forma combined statement of operations and as of December 31, 2006 with respect to the pro-forma combined balance sheet.

The unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of HTCC and Matel Holdings. These unaudited pro forma condensed combined financial statements should be read in conjunction with: (i) HTCC’s Annual Report on Form 10-K (as amended and restated) for the year ended December 31, 2006 filed on May 25, 2007; (ii) HTCC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 25, 2007; (iii) Matel Holdings’s audited financial statements for the year ended December 31, 2006 and 2005, included in this Form 8-K as Exhibit 99.1; and (iv) the accompanying notes to the unaudited pro forma condensed combined financial statements. The financial statements of Matel Holdings included as Exhibit 99.1 to this Form 8-K have been prepared under International Financial Reporting Standards (“IFRS”) and presented in Euros (“EUR”), whereas all amounts for Matel Holdings included herein have been presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Matel Holdings. The preliminary allocation of the purchase price is subject to change pending on the completion of the final allocation of the purchase consideration. Actual fair values will be determined as a more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities assumed from Matel Holdings on April 27, 2007. The Company engaged a professional valuation firm to establish the fair value of the assets and liabilities of Matel Holdings as of April 27, 2007 and to establish values for unrecognized intangible assets. The Company intends to complete this valuation and establish a final purchase price allocation by September 30, 2007.

The unaudited pro forma condensed combined financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of HTCC had the Acquisition actually been effected as of the dates indicated, nor are they indicative of HTCC’s future financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Balance Sheet

as of December 31, 2006

(in thousands of US dollars)

(in thousands)	HTCC December 31, 2006	Matel Holdings December 31, 2006	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$18,794	$17,926	$6,822	a	$43,542
Restricted cash	11,850	—	(11,850)	b	—
Accounts receivable, net of allowance	38,336	25,702	(1,533)	g	62,505
Current deferred tax asset, net	1,685	—	—		1,685
Derivative financial instruments	1,138	1,918	—		3,056
Other current assets	8,026	4,240	17,575	c	29,841

Total current assets	79,829	49,786	11,014		140,629

Property, plant and equipment, net	180,329	334,964	124,318	d	639,611
Goodwill	9,622	1,433	69,599	d	80,654
Other intangibles, net	49,364	61,578	49,104	d	160,046
Deferred costs	897	—	—		897
Deferred tax asset, net	2,583	8,113	—		10,696
Derivative financial instruments	1,818	2,154	—		3,972
Other assets	8,312	14,945	(4,834)	e	18,423

Total assets	$332,754	$472,973	$249,201		$1,054,928

Liabilities and Stockholders’ Equity
Current installments of long-term debt	$34,749	$32,155	$(34,749)	f	$32,155
Short-term debt	24,657	—	—		24,657
Current obligations under capital leases	469	—	—		469
Accounts payable	6,793	23,222	(1,533)	g	28,482
Accruals	28,594	19,793	—		48,387
Derivative financial instruments	13,050	3,061	—		16,111
Deferred income	2,310	3,782	—		6,092
Amounts due to related parties	2,881	107	—		2,988
Other current liabilities	7,570	6,450	36,000	h	50,020

Total current liabilities	121,073	88,570	(282)		209,361

Long-term debt, excluding current installments	115,351	481,239	147,749	i	744,339
Long-term obligations under capital leases	399	—	—		399
Asset retirement obligation	578	—	—		578
Deferred credits and other liabilities	8,379	(161)	48,330	j	56,548

Total liabilities	245,780	569,648	195,797		1,011,225

Minority interest	—	21	(21)	l	—

Common stock	14	83	1,121	k, l	1,218
Additional paid-in capital	148,054	(155,740)	172,443	k, l	164,757
Hedging reserve	—	495	(495)	l	—
Retained earnings / (accumulated deficit)	(87,130)	59,780	(120,958)	l	(148,308)
Accumulated other comprehensive income	26,036	(1,314)	1,314	l	26,036

Total stockholders’ equity	86,974	(96,696)	53,425		43,703

Total liabilities and stockholders’ equity	$332,754	$472,973	$249,201		$1,054,928

See accompanying notes to unaudited pro forma condensed combined financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Statement of Operations

for the year ended December 31, 2006

(in thousands of US dollars, except for share data)

(in thousands, except share and per share data)	HTCC December 31, 2006	Matel Holdings December 31, 2006	Pro Forma Adjustments		Pro Forma Combined
Revenues	$193,732	$244,124	(12,128)	m	$425,728
Cost of sales	80,467	75,119	(10,168)	m	145,418

Gross margin	113,265	169,005	(1,960)		280,310

Operating expenses:
Selling, general and administrative	53,858	68,710	(1,960)	m	120,608
Severance costs	700	846	—		1,546
Depreciation and amortization	26,137	47,405	8,013	p	81,555

Total operating expenses	80,695	116,961	6,053		203,709

Income from operations	32,570	52,044	(8,013)		76,601

Other income (expenses):
Foreign exchange gains / (losses), net	1,936	(4,019)	—		(2,083)
Interest expense	14,883	39,867	43,481	n	98,231
Interest income	1,329	1,276	—		2,605
Fair value gains / (losses) on derivatives	6,510	4,886	—		11,396
Other gains / (losses), net	(250)	(297)	—		(547)

Net income before income taxes	27,212	14,023	(51,494)		(10,259)

Current tax	(5,749)	(3,438)	—		(9,187)
Deferred tax	(339)	(2,188)	6,327	o	3,800

Income tax (expense) / benefit	(6,088)	(5,626)	6,327		(5,387)

Minority interest		(3)	—		(3)

Net income	$21,124	$8,394	$(45,167)		(15,649)

Cumulative convertible preferred stock dividends	(105)	—	—		(105)

Net income attributable to common stockholders	21,019	8,394	(45,167)		(15,754)

Foreign currency translation adjustment	10,951	89	—		11,040

Total comprehensive income / (loss)	$31,970	$8,483	$(45,167)		$(4,714)

Earnings per common share – basic	$1.64				$(1.14)

Earnings per common share – diluted	$1.34				$(1.14)

Weighted average number of common shares outstanding - basic	12,810,084				13,772,382

Weighted average number of common shares outstanding - diluted	15,936,296				13,772,382

See accompanying notes to unaudited pro forma condensed combined financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

(1)	Basis of Pro Forma Presentation

On January 8, 2007, the Company signed an agreement with Invitel Holdings to purchase 100% of the share capital of Matel Holdings and thereby indirectly 99.98% of the shares of Invitel Távközlési Szolgáltató ZRt. (“Invitel”) for a total consideration, including the assumption of net indebtedness on closing, of EUR 470 million.

By April 20, 2007, HTCC received the necessary approvals from the Hungarian Competition Office and the Romanian regulatory authorities relating to the Acquisition.

On April 27, 2007, HTCC Holdco II B.V. (“Holdco II”), a 100% subsidiary of HTCC issued Floating Rate Senior Notes (the “2007 Notes”), in the aggregate principal amount of EUR 200 million (the “Offering”). The gross proceeds from the Offering were loaned partly to PanTel and Hungarotel in order to refinance indebtedness of such subsidiaries and were partly used to finance the Acquisition.

On April 27, 2007, HTCC completed the Acquisition of Matel Holdings. Upon completion of the Acquisition, HTCC Holdco I B.V. (“Holdco I”), a 100% subsidiary of HTCC and the 100% owner of Holdco II acquired all of the outstanding shares of Matel Holdings, the 100% owner of Magyar Telecom B.V. (“Matel”). Concurrently with the consummation of the Acquisition, Holdco II transfered to Matel substantially all of its assets, consisting of equity interests in Hungarotel, PanTel and PanTel Technocom and inter-company loans. In consideration for the transfer of such assets by Holdco II to Matel, Matel assumed all of the indebtedness and other obligations of Holdco II under the 2007 Notes.

On April 27, 2007, in connection with the closing of the Acquisition, Holdco I entered into a supplemental bond indenture with Invitel Holdings as issuer and the Bank of New York as trustee relating to the PIK Notes issued by Invitel Holdings on October 30, 2006 (the “PIK Indenture”). Pursuant to the PIK Indenture, Holdco I replaced Invitel Holdings as the issuer of the PIK Notes and assumed all of the rights and obligations of Invitel Holdings.

On April 27, 2007, in connection with the closing of the Acquisition, an amendment was made to the Facilities Agreement of Invitel. The Amended Facilities Agreement provides facilities of up to EUR 145 million, comprised of (i) an Euro amortizing Term Loan of EUR 96.9 million, (ii) a Hungarian Forint amortizing Term Loan of HUF 4,628 million (approximately EUR 18 million, (iii) a Revolving Facility of EUR 4.2 million and HUF 200 million (approximately EUR 800 thousand), and (iv) an Euro Liquidity Facility of EUR 25 million.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma combined balance sheet as of December 31, 2006 was prepared by combining the historical consolidated balance sheet data for HTCC and Matel Holdings as if the Acquisition had been consummated on December 31, 2006. The unaudited pro forma combined statements of operations for the year ended December 31, 2006 give effect to the Acquisition as if it had occurred on January 1, 2006. Historical transactions between HTCC and Matel Holdings have been eliminated through the pro-forma adjustments.

(2)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price paid for Matel Holdings based on the book values of the acquired assets and assumed liabilities of Matel Holdings as of December 31, 2006. The preliminary allocation of the purchase price is subject to change pending on the completion of the final allocation of the purchase consideration. Actual fair values will be determined as more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities assumed from Matel Holdings on April 27, 2007. The Company engaged a professional valuation firm to establish the fair value of the assets and liabilities of Matel Holdings as of April 27, 2007 and to establish values for unrecognized intangible assets. The Company intends to complete this valuation and establish a final purchase price allocation by September 30, 2007.

($ in thousands)	December 31, 2006
Current assets	49,787
Property, plant and equipment	460,028
Intangible assets	117,950
Other non-current assets	25,211

Total assets acquired	652,976

Current liabilities	(124,571)
Long-term debt and other non-current liabilities	(481,078)

Total liabilities assumed	(605,649)

Goodwill	71,032

Preliminary purchase price	118,359

The preliminary purchase consideration of EUR 470 million ($618.3 million) consists of the following: (i) the payment of cash of EUR 70 million ($90.8 million), (ii) 962,298 shares at a fair value of EUR 13 million ($17.9 million), and (iii) debt assumed in the amount of EUR 387 million ($509.1 million). Transaction costs of EUR 7 million ($9.6 million) increased the purchase consideration. The preliminary purchase price amounts to EUR 90 million ($118.4 million) after assuming the Invitel debt in the amount of EUR 387 million ($509.1 million). Under the purchase method of accounting, the preliminary purchase price is allocated to the net tangible and intangible assets based upon their estimated fair value as of the date of the acquisition.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The purchase price for Matel Holdings was arrived at by arms length negotiations between the Company and the sellers. A preliminary estimate of $71.0 million has been calculated as goodwill, which represents the excess of the fair value of the net tangible and intangible assets acquired over the purchase price.

The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Matel Holdings will change the amount of the purchase price allocable to goodwill.

(3)	Pro Forma Adjustments

The unaudited pro forma combined balance sheet and statements of operations give effect to the following pro forma adjustments:

Balance Sheet

a)	Represents the net of (i) the cash proceeds from the issue of the Floating Rate Notes ($263.1 million), (ii) the purchase consideration transferred to the shareholders of Matel Holdings NV ($90.8 million), (iii) the payment of transaction expenses and other advisory fees related to the purchase of Matel Holdings ($27.2 million), (iv) the prepayment of HTCC’s senior debt outstanding at the closing of the transaction ($150.1 million) and (v) release of HTCC’s restricted cash to cash and cash equivalents ($11.8 million) totaling to $6.8 million.

b)	Upon prepayment of HTCC’s existing senior bank facilities the restricted cash – held as a security –was released and subsequently reclassified to cash and cash equivalents ($11.8 million).

c)	Represents the transaction expenses capitalized as deferred borrowing cost in an amount of $17.6 million.

d)	Represents the recognition of the fair market value of the assets acquired and the goodwill that arose on the acquisition.

e)	To take effect of the write off of HTCC’s borrowing cost capitalized formerly on its senior bank facilities in an amount of $4.8 million.

f)	Represents the prepayment of HTCC’s senior bank facility on closing the acquisition.

g)	To eliminate $1.5 million in inter-company receivables and payables between HTCC’s subsidiaries and Matel.

h)	Represents the fair value adjustment to other current liabilities.

i)	Represents the prepayment of HTCC’s senior bank facilities’ long term portion in an amount of $115.4 million and the proceeds from the issue of the new debt arisen from the issue of the Floating Rate Notes amounting $263.1 million.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

j)	Represents the negative fair value of transaction related derivative transactions as at April 12, 2007.

k)	To reflect the 962,298 shares issued to Invitel management as part of the purchase consideration for their share in Matel Holdings.

l)	Elimination of the equity of the company acquired and the respective changes in retained earnings to give effect of the transaction, including the effect of non-recurring charges resulting directly from the Acquisition, comprising of recognition of the fair value change of transaction related derivatives (-$48.3 million) and the loss on the extinguishment of debt repaid (-$4.8 million).

Statement of Operations

m)	Elimination of inter-company transactions between HTCC and Matel.

n)	Interest expense is adjusted to take effect of the additional interest expense as a result of the refinancing transaction as follows:

	Amount	For the year ended 31 December 2006
	($ thousands)
Credit Facilities(i)	$158,577	$14,273
2007 Notes(ii)	263,100	29,862
Invitel Senior Notes(iii)	186,801	28,954

Total Cash Interest Expense		73,089
Pro forma 12 months PIK interest		20,195

Total interest expense		93,284
HTCC historic interest expense
Year ended 31 December 2006		(14,883)
Invitel historic interest expense
Year ended 31 December 2006		(37,980)
Amortization of deferred borrowing cost of 2007 Notes		3,060

Total Incremental Interest for the year ended 31 December 2006		$43,481

Total Incremental Cash Interest for the year ended 31 December 2006		$23,623

(i)	Interest expense on the Credit Facilities has been calculated based on an assumed annual interest rate of EURIBOR plus an estimated margin of 1.50%, plus costs of hedging from EURIBOR to BUBOR rates.
(ii)	Interest expense on the 2007 Notes has been estimated based on an annual interest rate of EURIBOR plus a margin of 3.00%, plus costs of hedging from EURIBOR to BUBOR rates.
(iii)	Interest expense on the Senior Notes has been estimated based on an annual interest rate of 10.75%, plus costs of hedging the principle amount of Euro to Forint.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

o)	Represents the net deferred tax effect of pro-forma adjustments.

p)	Represents the increase in depreciation and amortization expense due to (i) the amortization of identifiable intangible assets using the straight line method over a weighted average life of 9.5 years and (ii) increase in depreciation resulting from the step-up of property, plant and equipment, depreciated on a straight line basis over periods of 3.7 to 14 years.